Exhibit 99.1

Electronic Arts Reports Strong Q2 FY25 Results
Record Q2 net bookings driven by performance across EA SPORTS™ portfolio resulting in a raised full-year outlook

REDWOOD CITY, CA – October 29, 2024 – (NASDAQ: EA) today announced preliminary financial results for its second quarter ended September 30, 2024.

“EA delivered another strong quarter with record Q2 net bookings, driven by our incredible teams, broad portfolio and technology leadership,” said Andrew Wilson, CEO of EA. “The momentum in our business reinforces our strategic vision to deliver innovative experiences and interactive entertainment that deepens and expands engagement across our global communities.”

“Q2 was another successful quarter for EA, exceeding the high end of our guidance range. As a result, we are also raising our FY25 outlook,” said Stuart Canfield, CFO of EA. “We remain confident in our ability to drive long-term value creation through increased scale, driving top-line growth, improved margins, and greater cash flow as shared at our Investor Day.”

Selected Operating Highlights and Metrics

•Net bookings1 for the quarter totaled $2.079 billion, setting a Q2 record and exceeding the high end of guidance range of $2.050 billion.
•American Football is on track to exceed $1 billion in net bookings for FY25, with total hours played in Q2 up over 140% year over year, and we also saw new players in the community more than double year over year.
•Through September, College Football 25 was the best-selling HD title in North America and gives EA three of the top ten HD bestsellers in North America.
•Global Football saw live service growth across all platforms in Q2, and total franchise net bookings in FY25 are on track to grow over a record FY24.
•The Sims™ 4 continues to expand, with more than 15 million players joining the game over the past year. Increased engagement led to higher-than-expected net bookings for the franchise in Q2.

Selected Financial Highlights and Metrics

•Net revenue was $2.025 billion for the quarter.
•Net cash provided by operating activities was $234 million for the quarter and $2.198 billion for the trailing twelve months.
•EA repurchased 2.6 million shares for $375 million during the quarter under the stock repurchase program, bringing the total for the trailing twelve months to 10.2 million shares for $1.400 billion.

Dividend

EA has declared a quarterly cash dividend of $0.19 per share of the Company’s common stock. The dividend is payable on December 18, 2024 to stockholders of record as of the close of business on November 27, 2024.

Quarterly Financial Highlights

	Three Months Ended
	September 30,
(in $ millions, except per share amounts)	2024	2023
Full game	716	621
Live services and other	1,309	1,293
Total net revenue	2,025	1,914

Net income	294	399
Diluted earnings per share	1.11	1.47*

Operating cash flow	234	112

Value of shares repurchased	375	325
Number of shares repurchased	2.6	2.6

Cash dividend paid	51	51

* Diluted earnings per share includes $0.34 from a one-time non-cash tax benefit in second quarter ended September 30, 2023.

Trailing Twelve Months Financial Highlights

	Twelve Months Ended
	September 30,
(in $ millions)	2024	2023
Full game	1,917	2,058
Live services and other	5,492	5,535
Total net revenue	7,409	7,593

Net income	1,046	993

Operating cash flow	2,198	2,211

Value of shares repurchased	1,400	1,300
Number of shares repurchased	10.2	10.5

Operating Metric

The following is a calculation of our total net bookings1 for the periods presented:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in $ millions)	2024	2023	2024	2023
Total net revenue	2,025	1,914	7,409	7,593
Change in deferred net revenue (online-enabled games)	54	(94)	(36)	93
Total net bookings	2,079	1,820	7,373	7,686

Business Outlook as of October 29, 2024

Fiscal Year 2025 Expectations – Ending March 31, 2025

Financial outlook metrics:
•Net revenue is expected to be approximately $7.400 billion to $7.700 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $100 million.
•Net income is expected to be approximately $1.019 billion to $1.156 billion.
•Diluted earnings per share is expected to be approximately $3.82 to $4.33.
•Operating cash flow is expected to be approximately $2.075 billion to $2.275 billion.
•The Company estimates a share count of 267 million for purposes of calculating diluted earnings per share.

Operational outlook metric:
•Net bookings1 is expected to be approximately $7.500 billion to $7.800 billion.

Third Quarter Fiscal Year 2025 Expectations – Ending December 31, 2024

Financial outlook metrics:
•Net revenue is expected to be approximately $1.875 billion to $2.025 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $525 million.
•Net income is expected to be approximately $226 million to $270 million.
•Diluted earnings per share is expected to be approximately $0.85 to $1.02.
•The Company estimates a share count of 266 million for purposes of calculating diluted earnings per share.

Operational outlook metric:
•Net bookings1 is expected to be approximately $2.400 billion to $2.550 billion.

Conference Call and Supporting Documents
Electronic Arts will host a conference call on October 29, 2024 at 2:00 pm PT (5:00 pm ET) to review its results for the second fiscal quarter ended September 30, 2024 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (888) 330-2446 (domestic) or (240) 789-2732 (international), using the conference code 5939891 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until November 5, 2024 at (800) 770-2030 (domestic) or (647) 362-9199 (international) using conference code 5939891. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s expectations under the heading “Business Outlook as of October 29, 2024” and other information regarding EA's expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences and trends; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; economic and geopolitical conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

These forward-looking statements are current as of October 29, 2024. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2024.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2024, EA posted GAAP net revenue of approximately $7.6 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS FC™, Battlefield™, Apex Legends™, The Sims™, EA SPORTS™ Madden NFL, EA SPORTS™ College Football, Need for Speed™, Dragon Age™, Titanfall™, Plants vs. Zombies™ and EA SPORTS F1®. More information about EA is available at www.ea.com/news.

EA, EA SPORTS, EA SPORTS FC, Battlefield, Need for Speed, Apex Legends, The Sims, Dragon Age, Titanfall, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, FIFA and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Andrew Uerkwitz	Justin Higgs
Vice President, Investor Relations	Vice President, Corporate Communications
650-674-7191	925-502-9253
auerkwitz@ea.com	jhiggs@ea.com

1 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,

	2024	2023	2024	2023
Net revenue	2,025	1,914	3,685	3,838
Cost of revenue	456	456	719	824
Gross profit	1,569	1,458	2,966	3,014
Operating expenses:
Research and development	648	602	1,277	1,198
Marketing and sales	272	280	477	509
General and administrative	197	173	377	336
Amortization of intangibles	17	24	34	49
Restructuring	51	2	53	3
Total operating expenses	1,185	1,081	2,218	2,095
Operating income	384	377	748	919
Interest and other income (expense), net	15	14	45	28
Income before provision for (benefit from) income taxes	399	391	793	947
Provision for (benefit from) income taxes	105	(8)	219	146
Net income	294	399	574	801
Earnings per share
Basic	1.11	1.47	2.17	2.94
Diluted	1.11	1.47	2.15	2.93
Number of shares used in computation
Basic	264	271	265	272
Diluted	266	272	267	273

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on July 30, 2024 for the three months ended September 30, 2024 plus a comparison to the actuals for the three months ended September 30, 2023.

	Three Months Ended September 30,
	2024 Guidance (Mid-Point)		2024 Actuals	2023 Actuals
		Variance
Net revenue
Net revenue	1,950	75	2,025	1,914
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	50	4	54	(94)
Cost of revenue
Cost of revenue	435	21	456	456
GAAP-based financial data
Acquisition-related expenses	(10)	—	(10)	(15)
Stock-based compensation	(5)	1	(4)	(2)
Operating expenses
Operating expenses	1,195	(10)	1,185	1,081
GAAP-based financial data
Acquisition-related expenses	(20)	3	(17)	(24)
Restructuring and related charges	(65)	13	(52)	—
Stock-based compensation	(160)	(10)	(170)	(153)
Income before tax
Income before tax	333	66	399	391
GAAP-based financial data
Acquisition-related expenses	30	(3)	27	39
Change in deferred net revenue (online-enabled games)[1]	50	4	54	(94)
Restructuring and related charges	65	(13)	52	—
Stock-based compensation	165	9	174	155
Tax rate used for management reporting	19%		19%	19%
Earnings per share
Basic	0.86	0.25	1.11	1.47
Diluted	0.85	0.26	1.11	1.47
Number of shares used in computation
Basic	265	(1)	264	271
Diluted	267	(1)	266	272

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	September 30, 2024	March 31, 2024[2]
ASSETS
Current assets:
Cash and cash equivalents	2,197	2,900
Short-term investments	366	362
Receivables, net	1,012	565
Other current assets	397	420
Total current assets	3,972	4,247
Property and equipment, net	578	578
Goodwill	5,381	5,379
Acquisition-related intangibles, net	346	400
Deferred income taxes, net	2,431	2,380
Other assets	428	436
TOTAL ASSETS	13,136	13,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other current liabilities	1,312	1,276
Deferred net revenue (online-enabled games)	1,475	1,814
Total current liabilities	2,787	3,090
Senior notes, net	1,883	1,882
Income tax obligations	552	497
Other liabilities	506	438
Total liabilities	5,728	5,907

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,520	7,582
Accumulated other comprehensive loss	(115)	(72)
Total stockholders’ equity	7,408	7,513
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,136	13,420

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
OPERATING ACTIVITIES
Net income	294	399	574	801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, accretion and impairment	122	85	202	173
Stock-based compensation	174	155	317	285
Change in assets and liabilities
Receivables, net	(579)	(534)	(447)	(367)
Other assets	(78)	(22)	(20)	74
Accounts payable, accrued, and other liabilities	275	(90)	117	(200)
Deferred income taxes, net	(37)	201	(50)	108
Deferred net revenue (online-enabled games)	63	(82)	(339)	(403)
Net cash provided by operating activities	234	112	354	471

INVESTING ACTIVITIES
Capital expenditures	(50)	(51)	(117)	(96)
Proceeds from maturities and sales of short-term investments	111	151	239	302
Purchase of short-term investments	(107)	(163)	(237)	(313)
Net cash used in investing activities	(46)	(63)	(115)	(107)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	42	40	42	40
Cash dividends paid	(51)	(51)	(101)	(103)
Cash paid to taxing authorities for shares withheld from employees	(18)	(15)	(139)	(120)
Common stock repurchases	(375)	(325)	(750)	(650)
Net cash used in financing activities	(402)	(351)	(948)	(833)

Effect of foreign exchange on cash and cash equivalents	11	(11)	6	(9)
Change in cash and cash equivalents	(203)	(313)	(703)	(478)
Beginning cash and cash equivalents	2,400	2,259	2,900	2,424
Ending cash and cash equivalents	2,197	1,946	2,197	1,946

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY24	FY24	FY24	FY25	FY25	Change
Net revenue
Net revenue	1,914	1,945	1,779	1,660	2,025	6%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(94)	421	(113)	(398)	54
Gross profit
Gross profit	1,458	1,416	1,422	1,397	1,569	8%
Gross profit (as a % of net revenue)	76%	73%	80%	84%	78%
GAAP-based financial data
Acquisition-related expenses	15	16	29	10	10
Change in deferred net revenue (online-enabled games)[1]	(94)	421	(113)	(398)	54
Stock-based compensation	2	2	2	4	4
Operating income
Operating income	377	365	234	364	384	2%
Operating income (as a % of net revenue)	20%	19%	13%	22%	19%
GAAP-based financial data
Acquisition-related expenses	39	37	101	27	27
Change in deferred net revenue (online-enabled games)[1]	(94)	421	(113)	(398)	54
Restructuring and related charges	—	—	61	6	52
Stock-based compensation	155	151	148	143	174
Net income
Net income	399	290	182	280	294	(26%)
Net income (as a % of net revenue)	21%	15%	10%	17%	15%
GAAP-based financial data
Acquisition-related expenses	39	37	101	27	27
Change in deferred net revenue (online-enabled games)[1]	(94)	421	(113)	(398)	54
Restructuring and related charges	—	—	61	6	52
Stock-based compensation	155	151	148	143	174
Tax rate used for management reporting	19%	19%	19%	19%	19%
Diluted earnings per share	1.47	1.07	0.67	1.04	1.11	(24%)
Number of shares used in computation
Basic	271	269	267	266	264
Diluted	272	271	270	268	266

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY24	FY24	FY24	FY25	FY25	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	346	431	265	190	475	37%
Packaged goods	275	187	68	60	241	(12%)
Full game	621	618	333	250	716	15%
Live services and other	1,293	1,327	1,446	1,410	1,309	1%
Total net revenue	1,914	1,945	1,779	1,660	2,025	6%
Full game	32%	32%	19%	15%	35%
Live services and other	68%	68%	81%	85%	65%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	24	32	(37)	(47)	70
Packaged goods	46	4	(37)	(35)	46
Full game	70	36	(74)	(82)	116
Live services and other	(164)	385	(39)	(316)	(62)
Total change in deferred net revenue (online-enabled games) by composition[1]	(94)	421	(113)	(398)	54

Net revenue by platform
Console	1,187	1,229	1,049	1,005	1,374	16%
PC & Other	423	420	423	365	364	(14%)
Mobile	304	296	307	290	287	(6%)
Total net revenue	1,914	1,945	1,779	1,660	2,025	6%
GAAP-based financial data
Console	(35)	377	(94)	(328)	108
PC & Other	(34)	33	(10)	(70)	(37)
Mobile	(25)	11	(9)	—	(17)
Total change in deferred net revenue (online-enabled games) by platform[1]	(94)	421	(113)	(398)	54

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY24	FY24	FY24	FY25	FY25	Change
CASH FLOW DATA
Investing cash flow	(63)	(51)	(49)	(69)	(46)
Investing cash flow - TTM	(205)	(195)	(207)	(232)	(215)	(5%)
Financing cash flow	(351)	(431)	(360)	(546)	(402)
Financing cash flow - TTM	(1,609)	(1,622)	(1,624)	(1,688)	(1,739)	(8%)
Operating cash flow	112	1,264	580	120	234
Operating cash flow - TTM	2,211	2,352	2,315	2,076	2,198	(1%)
Capital expenditures	51	52	51	67	50
Capital expenditures - TTM	191	195	199	221	220	15%
Free cash flow[3]	61	1,212	529	53	184
Free cash flow[3] - TTM	2,020	2,157	2,116	1,855	1,978	(2%)
Common stock repurchases	325	325	325	375	375	15%
Cash dividends paid	51	51	51	50	51	—
DEPRECIATION
Depreciation expense	49	48	50	51	51	4%
BALANCE SHEET DATA
Cash and cash equivalents	1,946	2,742	2,900	2,400	2,197
Short-term investments	359	362	362	366	366
Cash and cash equivalents, and short-term investments	2,305	3,104	3,262	2,766	2,563	11%
Receivables, net	1,047	867	565	433	1,012	(3%)
STOCK-BASED COMPENSATION
Cost of revenue	2	2	2	4	4
Research and development	113	108	104	101	122
Marketing and sales	13	14	14	12	16
General and administrative	27	27	28	26	32
Total stock-based compensation	155	151	148	143	174
RESTRUCTURING AND RELATED CHARGES
Restructuring	2	—	59	2	51
Office space reductions	(2)	—	2	4	1
Total restructuring and related charges	—	—	61	6	52

3Free cash flow is defined as Operating cash flow less Capital expenditures.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in $ millions)

The following table provides a reconciliation of non-GAAP operating income and margin to their most directly comparable GAAP financial measure for the three months ended September 30, 2024 plus a comparison to the actuals for the three months ended September 30, 2023.

	Three Months Ended
	September 30,
	2024	2023	YOY % Change

Net revenue	2,025	1,914	6%

GAAP operating income	384	377	2%
Acquisition-related expenses	27	39
Restructuring and related charges	52	—
Stock-based compensation	174	155
Non-GAAP operating income	637	571	12%

GAAP operating margin	19.0%	19.7%
Non-GAAP operating margin	31.5%	29.8%
Impact from change in deferred net revenue (online-enabled games)	170 bps	(360) bps

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP Guidance to Non-GAAP Guidance
(in $ millions)

The following table provides GAAP to Non-GAAP reconciliation of the Company’s FY25 guidance.

	Twelve Months Ending March 31, 2025
	GAAP-Based Financial Data									GAAP-Based Financial Data
		A		B	C	D
	GAAP Guidance Range			Acquisition-related expenses[5]	Restructuring and related charges[5]	Stock-based compensation[5]	Non-GAAP Guidance Range = A + B +C + D			Change in deferred net revenue (online-enabled games)[5]

Net revenue	7,400	to	7,700	—	—	—	7,400	to	7,700	100
Cost of revenue	1,530	to	1,560	(40)	—	(15)	1,475	to	1,505	—
Operating expense	4,445	to	4,515	(70)	(80)	(640)	3,655	to	3,725	—
Operating margin	19.3%	to	21.1%	150 bps	110 bps	870 bps	30.7%	to	32.1%	90 bps to 80 bps
Income before provision for income taxes	1,477	to	1,676	110	80	655	2,322	to	2,521	100
Net income[4]	1,019	to	1,156

Number of shares used in computation:
Diluted	267

4 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.
5 The mid-point of the range has been used for purposes of presenting reconciling items to operating margin.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP-Based Financial Data for Guidance
(in $ millions)

The following table provides supplemental information to the Company’s Q3 FY25 guidance.

	Three Months Ending December 31, 2024
	GAAP-Based Financial Data

	GAAP Guidance Range			Acquisition-related expenses	Restructuring and related charges	Stock-based compensation	Change in deferred net revenue (online-enabled games)

Net revenue	1,875	to	2,025	—	—	—	525
Cost of revenue	450	to	480	(10)	—	(5)	—
Operating expense	1,100	to	1,150	(20)	(5)	(165)	—
Income before provision for income taxes	338	to	403	30	5	170	525
Net income[4]	226	to	270

Number of shares used in computation:
Diluted	266

4 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.

Non-GAAP Financial Measures
As a supplement to the Company’s financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance, including non-GAAP operating margin and free cash flow. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
The non-GAAP financial measures exclude acquisition-related expenses, stock-based compensation, restructuring and related charges, and capital expenditures, as applicable in any given reporting period and our outlook. The Company may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Management believes that these non-GAAP financial measures provide investors with additional useful information to better understand and evaluate the Company’s operating results and future prospects because they exclude certain items that may not be indicative of the Company’s core business, operating results, or future outlook. These non-GAAP financial measures, with further adjustments are used by management to understand ongoing financial and business performance.

The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan, and analyze future periods. Accordingly, the Company applies the same tax rate to its management reporting financial results.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure.